Exhibit 99.1

At the Company

Becky Niiya	Jeff Goeser
Director, Corporate Communications	Director, Investor Relations
(402) 574-6652	(402) 597-8464
rebecca.niiya@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Strong Results in Third Quarter
GAAP Diluted EPS $0.79; Non-GAAP Diluted EPS $0.89 (1)
Net New Client Assets of $20B
Average Client Trades per Day of 784,000

OMAHA, Neb., July 23, 2018 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the third quarter of fiscal 2018. Earnings increased sequentially due to significant expense reductions. The Company gathered $20 billion in net new client assets for the quarter and reported client trading activity of approximately 784,000 client trades per day, on average.

Financial results for the quarter ended June 30, 2018, include the following:(2)

•	Net new client assets of approximately $20 billion, down 10 percent year over year, annualized growth rate of 7 percent

•	Average client trades per day of approximately 784,000, up 54 percent year over year

•	Net revenues of $1.4 billion, 62 percent of which were asset-based

•	Client assets of approximately $1.2 trillion, up 39 percent year over year

•	$0.79 in GAAP earnings per diluted share, up 80 percent year over year, on net income of $451 million

•	$0.89 in Non-GAAP earnings per diluted share(1), up 85 percent year over year

•	Pre-tax GAAP income of $603 million, or 44 percent of net revenues

•	Interest rate-sensitive assets(3) of $149 billion, up 24 percent year over year

“Thanks to outstanding operational and business performance, we delivered strong profitability in the quarter,” said Tim Hockey, TD Ameritrade president and chief executive officer. “We’re on a mission to leverage our size, scale and know-how to make investing simpler and more personal than ever before. We rounded out our advice continuum in the third quarter with the launch of Personalized Portfolios(4) – a compelling 'digital-plus-human' guidance experience. Additionally, our advanced technology efforts, such as Apple Business Chat, are gaining traction with clients and we will continue to expand the ways in which our clients can interact with us online. TD Ameritrade is leveraging technology and people to break down barriers, bringing greater ease and accessibility to investing. It’s about what we offer, and how we offer it.”

“It was an excellent quarter as substantial expense reductions drove record net income and EPS. Investor engagement was robust, with strong client net buying,” said Steve Boyle, executive vice president and chief financial officer. “At the same time, we’re clearly seeing the expected benefits of our Scottrade acquisition. In fact, we achieved many cost savings sooner than expected, with approximately $212 million in synergies realized through June. The strength of these results more than offset a slight decline in trading revenue compared to the prior record quarter.”

Capital Management
The Company paid $119 million, or $0.21 per share, in cash dividends in its third fiscal quarter.
The Company has declared a $0.21 per share quarterly cash dividend, payable on August 21, 2018 to all holders of record of common stock as of August 7, 2018.
As of July 23, 2018, the Company has 26 million shares remaining for share repurchases under its stock repurchase program.
Company Hosts Conference Call
TD Ameritrade will hold its June Quarter conference call tomorrow morning, July 24, 2018, at 8:30 a.m. EDT (7:30 a.m. CDT) to take questions from analysts. Participants may listen to the conference call by dialing 866-393-4306. A complete audio recording of management’s remarks, an abridged text version of the remarks and a company fact sheet are now available on the “Financial Reports” page of www.amtd.com under the header “Investor Relations’ Highlights.” Conference call participants are encouraged to reference these materials prior to the call.

A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 4886779 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on July 24, 2018. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on July 31, 2018. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via the “Financial Reports” page beginning Wednesday, July 25, 2018.

More information about TD Ameritrade’s upcoming corporate events and management speaking engagements, such as quarterly earnings conference calls, are available on the Company’s Corporate Event Calendar. Look for the link “Where are we?” on the “Investor Relations” page of www.amtd.com.

Interested parties should visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date information on corporate financial reports, press releases, SEC filings and events. The Company also communicates this information via Twitter, @TDAmeritradePR. Website links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
TD Ameritrade provides investing services and education to more than 11 million client accounts totaling more than $1.2 trillion in assets, and custodial services to more than 6,000 registered investment advisors. We are a leader in U.S. retail trading, executing an average of more than 780,000 trades per day for our clients, more than a quarter of which come from mobile devices. We have a proud history of innovation, dating back to our start in 1975, and today our team of nearly 10,000-strong is committed to carrying it forward. Together, we are leveraging the latest in cutting edge technologies and one-on-one client care to transform lives, and investing, for the better. Learn more by visiting TD Ameritrade’s newsroom at www.amtd.com, or read our stories at Fresh Accounts.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or any projections or expectations regarding the acquisition of Scottrade Financial Services, Inc., as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: economic, social and political conditions and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; difficulties and delays in integrating the Scottrade Financial Services, Inc. ("Scottrade") business or fully realizing cost savings and other benefits from the acquisition; business disruption following the Scottrade acquisition; disruptions due to Scottrade integration-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with other acquisitions; and the other risks and uncertainties set forth under Item 1A. – Risk Factors of the Company's annual report on Form 10-K for the fiscal year ended September 30, 2017. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 See attached reconciliation of non-GAAP financial measures.

2 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

3Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of June 30, 2018.

4Personalized Portfolios and other advisory services are offered through TD Ameritrade Investment Management, LLC, a registered investment advisor affiliate of TD Ameritrade, Inc. (“TD Ameritrade”) and a subsidiary of TD Ameritrade Holding Corporation.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

Advisory services are provided by TD Ameritrade Investment Management, LLC (“TD Ameritrade Investment Management”), a registered investment advisor. Brokerage services provided by TD Ameritrade, Inc. TD Ameritrade Investment Management provides discretionary advisory services for a fee. Risks applicable to any portfolio are those associated with its underlying securities. For more information, please see the Disclosure Brochure (Form ADV Part 2A) http://www.tdameritrade.com/forms/TDA4855.pdf

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Nine Months Ended
	June 30, 2018	Mar. 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$490	$556	$335	$1,487	$1,054
Asset-based revenues:
Bank deposit account fees	387	381	286	1,149	800
Net interest revenue	332	308	175	916	480
Investment product fees	140	141	112	414	309
Total asset-based revenues	859	830	573	2,479	1,589
Other revenues	33	29	23	88	50
Net revenues	1,382	1,415	931	4,054	2,693
Operating expenses:
Employee compensation and benefits	352	461	234	1,228	677
Clearing and execution costs	46	56	38	149	111
Communications	42	46	34	141	98
Occupancy and equipment costs	67	79	44	226	133
Depreciation and amortization	37	35	25	106	74
Amortization of acquired intangible assets	32	37	19	107	57
Professional services	70	86	67	230	178
Advertising	63	90	58	218	195
Other	42	129	18	286	65
Total operating expenses	751	1,019	537	2,691	1,588
Operating income	631	396	394	1,363	1,105
Other expense:
Interest on borrowings	28	24	20	72	48
Loss on sale of investments	—	—	—	11	—
Other	—	—	1	2	1
Total other expense	28	24	21	85	49
Pre-tax income	603	372	373	1,278	1,056
Provision for income taxes(1)	152	101	142	259	395
Net income	$451	$271	$231	$1,019	$661
Earnings per share - basic	$0.79	$0.48	$0.44	$1.80	$1.25
Earnings per share - diluted	$0.79	$0.48	$0.44	$1.79	$1.25
Weighted average shares outstanding - basic	568	567	528	567	528
Weighted average shares outstanding - diluted	570	570	530	570	530
Dividends declared per share	$0.21	$0.21	$0.18	$0.63	$0.54

(1) The provision for income taxes was lower for the nine months ended June 30, 2018, primarily due to the realization of approximately $78 million of after-tax benefits recognized during the quarter ended December 31, 2017. These after-tax benefits were primarily attributable to the enactment of the Tax Cuts and Jobs Act for which we recorded a provisional estimate for the remeasurement of our deferred income tax balances.

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	June 30, 2018	Sept. 30, 2017
Assets:
Cash and cash equivalents	$1,343	$1,472
Segregated cash and investments	4,609	10,446
Broker/dealer receivables	1,572	1,334
Client receivables, net	22,306	17,151
Investments available-for-sale, at fair value	487	746
Goodwill and intangible assets	5,561	5,683
Other	1,633	1,795
Total assets	$37,511	$38,627
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$3,516	$2,504
Client payables	22,554	25,107
Long-term debt and other borrowings	2,553	2,652
Other	952	1,117
Total liabilities	29,575	31,380
Stockholders' equity	7,936	7,247
Total liabilities and stockholders' equity	$37,511	$38,627

NOTE: The Condensed Consolidated Balance Sheets include provisional estimates related to property acquired and liabilities assumed in the Scottrade acquisition. These provisional estimates may be prospectively adjusted in the event new information becomes available regarding facts and circumstances which existed at the date of acquisition.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Nine Months Ended
	June 30, 2018	Mar. 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Key Metrics:
Net new assets (in billions)	$19.8	$22.2	$22.0	$68.4	$60.2
Net new asset growth rate (annualized)	7%	8%	10%	8%	10%
Average client trades per day	783,665	943,058	510,358	816,445	504,700
Profitability Metrics:
Operating margin	45.7%	28.0%	42.3%	33.6%	41.0%
Pre-tax margin	43.6%	26.3%	40.1%	31.5%	39.2%
Return on average stockholders' equity (annualized)	23.3%	14.4%	17.2%	18.0%	16.8%
Net profit margin	32.6%	19.2%	24.8%	25.1%	24.5%
EBITDA(1) as a percentage of net revenues	50.7%	33.1%	46.9%	38.6%	45.9%
Liquidity Metrics:
Interest on borrowings (in millions)	$28	$24	$20	$72	$48
Interest coverage ratio (EBITDA(1)/interest on borrowings)	25.0	19.5	21.9	21.7	25.7
Cash and cash equivalents (in billions)	$1.3	$1.4	$2.9	$1.3	$2.9
Liquid assets(1)(2) (in billions)	$0.9	$0.8	$2.7	$0.9	$2.7
Transaction-Based Revenue Metrics:
Total trades (in millions)	50.2	57.5	32.2	153.1	94.6
Average commissions per trade(3)	$7.40	$7.50	$7.83	$7.48	$8.55
Trading days	64.0	61.0	63.0	187.5	187.5
Order routing revenue (in millions)	$119	$125	$83	$341	$245
Spread-Based Asset Metrics:
Average bank deposit account balances (in billions)	$116.3	$118.3	$92.3	$117.9	$93.5
Average interest-earning assets (in billions)	30.3	32.0	25.5	31.3	24.9
Average spread-based balance (in billions)	$146.6	$150.3	$117.8	$149.2	$118.4
Bank deposit account fee revenue (in millions)	$387	$381	$286	$1,149	$800
Net interest revenue (in millions)	332	308	175	916	480
Spread-based revenue (in millions)	$719	$689	$461	$2,065	$1,280
Avg. annualized yield - bank deposit account fees	1.32%	1.29%	1.23%	1.28%	1.13%
Avg. annualized yield - interest-earning assets	4.34%	3.86%	2.71%	3.86%	2.55%
Net interest margin (NIM)	1.94%	1.83%	1.55%	1.83%	1.43%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$4.1	$4.0	$3.6	$4.0	$3.6
Average annualized yield	0.41%	0.42%	0.43%	0.42%	0.42%
Fee revenue (in millions)	$4	$4	$4	$12	$12
Market fee-based investment balances:
Average balance (in billions)	$252.7	$247.7	$186.1	$242.1	$176.6
Average annualized yield	0.21%	0.22%	0.23%	0.22%	0.22%
Fee revenue (in millions)	$136	$137	$108	$402	$297
Average fee-based investment balances (in billions)	$256.8	$251.7	$189.7	$246.1	$180.2
Average annualized yield	0.22%	0.22%	0.23%	0.22%	0.23%
Investment product fee revenue (in millions)	$140	$141	$112	$414	$309
(1) See attached reconciliation of non-GAAP financial measures.
(2) In June 2018, the presentation of the liquid assets metric was revised in order to provide a consolidated view of our liquidity, which management may utilize, as necessary, to meet corporate cash flow needs, fund potential operational contingencies and to support our business strategies.  The prior period, which provided a view of our liquidity net of operational contingencies and other obligations, has been updated to conform to the current presentation.

(3) Effective in September 2017, the average commissions per trade metric was revised to exclude order routing revenue. Prior periods have been updated to conform to the current presentation.
NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Nine Months Ended
	June 30, 2018	Mar. 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	11,266,000	11,129,000	7,189,000	11,004,000	6,950,000
Funded accounts (end of period)	11,399,000	11,266,000	7,279,000	11,399,000	7,279,000
Percentage change during period	1%	1%	1%	4%	5%
Client assets (beginning of period, in billions)	$1,185.7	$1,178.8	$846.7	$1,118.5	$773.8
Client assets (end of period, in billions)	$1,229.6	$1,185.7	$882.4	$1,229.6	$882.4
Percentage change during period	4%	1%	4%	10%	14%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$5.6	$8.7	$8.0	$8.1	$8.5
Average annualized yield	1.61%	1.31%	0.67%	1.29%	0.47%
Interest revenue (in millions)	$23	$28	$14	$79	$30
Client margin balances:
Average balance (in billions)	$20.6	$19.1	$12.6	$19.1	$12.1
Average annualized yield	4.69%	4.45%	3.81%	4.47%	3.68%
Interest revenue (in millions)	$244	$213	$121	$648	$338
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.8	$0.9	$1.0	$0.9	$1.0
Average securities lending balance (in billions)	$3.1	$2.8	$2.1	$2.9	$1.9
Net interest revenue - securities borrowing/lending (in millions)	$55	$61	$34	$168	$99
Other cash and interest-earning investments:
Average balance (in billions)	$3.3	$3.3	$3.9	$3.2	$3.3
Average annualized yield	1.49%	1.03%	0.67%	1.12%	0.56%
Interest revenue - net (in millions)	$12	$8	$6	$27	$14
Client credit balances:
Average balance (in billions)	$19.6	$21.5	$15.9	$20.8	$16.0
Average annualized cost	0.04%	0.04%	0.01%	0.03%	0.01%
Interest expense (in millions)	$(2)	$(2)	$(0)	$(6)	$(1)
Average interest-earning assets (in billions)	$30.3	$32.0	$25.5	$31.3	$24.9
Average annualized yield	4.34%	3.86%	2.71%	3.86%	2.55%
Net interest revenue (in millions)	$332	$308	$175	$916	$480

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions, except per share amounts
(Unaudited)
	Quarter Ended						Nine Months Ended
	June 30, 2018		Mar. 31, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Non-GAAP Net Income and Non-GAAP Diluted EPS (1)
Net income and diluted EPS - GAAP	$451	$0.79	$271	$0.48	$231	$0.44	$1,019	$1.79	$661	$1.25
Non-GAAP adjustments:
Amortization of acquired intangible assets	32	0.06	37	0.06	19	0.04	107	0.19	57	0.11
Acquisition-related expenses	46	0.08	158	0.28	15	0.03	384	0.67	27	0.05
Income tax effect of above adjustments	(21)	(0.04)	(52)	(0.09)	(13)	(0.03)	(133)	(0.23)	(32)	(0.06)
Non-GAAP net income and non-GAAP diluted EPS	$508	$0.89	$414	$0.73	$252	$0.48	$1,377	$2.42	$713	$1.35

	Quarter Ended						Nine Months Ended
	June 30, 2018		Mar. 31, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (2)
Net Income - GAAP	$451	32.6%	$271	19.2%	$231	24.8%	$1,019	25.1%	$661	24.5%
Add:
Depreciation and amortization	37	2.7%	35	2.5%	25	2.7%	106	2.6%	74	2.7%
Amortization of acquired intangible assets	32	2.3%	37	2.6%	19	2.0%	107	2.6%	57	2.1%
Interest on borrowings	28	2.0%	24	1.7%	20	2.1%	72	1.8%	48	1.8%
Provision for income taxes	152	11.0%	101	7.1%	142	15.3%	259	6.4%	395	14.7%
EBITDA - non-GAAP	$700	50.7%	$468	33.1%	$437	46.9%	$1,563	38.6%	$1,235	45.9%

	As of
	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Liquid Assets (3)
Cash and cash equivalents - GAAP	$1,343	$1,373	$1,644	$1,472	$2,880
Less: Non-corporate cash and cash equivalents	(1,044)	(1,013)	(844)	(1,174)	(973)
Corporate cash and cash equivalents	299	360	800	298	1,907
Corporate investments	388	292	—	714	747
Excess regulatory net capital over management targets	166	119	85	46	8
Liquid assets - non-GAAP	$853	$771	$885	$1,058	$2,662

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
Non-GAAP net income and non-GAAP diluted earnings per share (EPS) are non-GAAP financial measures as defined by SEC Regulation G. We define non-GAAP net income as net income adjusted to remove the after-tax effect of amortization of acquired intangible assets and acquisition-related expenses. We consider non-GAAP net income and non-GAAP diluted EPS as important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of our underlying business performance. Acquisition-related expenses are excluded as these costs are not representative of the costs of running the Company’s on-going business. Non-GAAP net income and non-GAAP diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net income and diluted EPS.

(2)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA to be an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(3)
Liquid assets is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider liquid assets to be an important measure of our liquidity, including our ability to meet corporate cash flow needs, fund potential operational contingencies and support our business strategies. Liquid assets represents available capital, including any capital from our regulated subsidiaries in excess of established management operational targets. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets, rather than simply including regulated subsidiaries' cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

We define liquid assets as the sum of (a) corporate cash and cash equivalents, (b) corporate investments, less securities sold under agreements to repurchase, and (c) our regulated subsidiaries' net capital in excess of minimum operational targets established by management. Corporate cash and cash equivalents includes cash and cash equivalents from our investment advisory subsidiaries. Liquid assets is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require. Please see footnote (2) within the selected operating data metrics regarding the change in presentation from prior periods.